QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

Principal Subsidiaries of Hewlett-Packard Company

        The registrant's principal subsidiaries and affiliates as of October 31, 2010 are included in the list below.

ARGENTINA
—Hewlett-Packard Argentina S.R.L.
AUSTRALIA
—Hewlett-Packard Australia Pty. Limited
—HP Financial Services (Australia) Pty Limited
AUSTRIA
—Hewlett-Packard Gesellschaft m.b.H.
BELGIUM
—Hewlett-Packard Belgium SPRL/BVBA
—Hewlett-Packard Coordination Center CVBA/SCRL
BERMUDA
—High Tech Services Insurance, Ltd.
BRAZIL
—Hewlett-Packard Brasil Ltda.
—HP Financial Services Arrendamento Mercantil S.A.
BULGARIA
—Hewlett-Packard Bulgaria EooD
CANADA
—Hewlett-Packard (Canada) Co.
—Hewlett-Packard Financial Services Canada Company
CAYMAN ISLANDS
—Compaq Cayman Holdings Company
CHILE
—Hewlett-Packard Chile Comercial Limitada
—HP Financial Services (Chile) Limitada
CHINA
—Hewlett-Packard Technology (Shanghai) Co., Ltd.
—Hewlett-Packard Trading (Shanghai) Co. Ltd.
—China Hewlett-Packard Co., Ltd.
—Shanghai Hewlett-Packard Co. Ltd.
—Hewlett-Packard (Chongqing) Co., Ltd
—Hangzhou H3C Technologies Co., Ltd

COLOMBIA
—Hewlett-Packard Colombia Ltda
COSTA RICA
—Hewlett-Packard Costa Rica Ltda.
CROATIA
—Hewlett-Packard d.o.o.
CYPRUS
—Hewlett-Packard Cyprus Ltd
CZECH REPUBLIC
—Hewlett-Packard s.r.o.
DENMARK
—Hewlett-Packard ApS
ECUADOR
—Hewlett-Packard Ecuador CIA Ltda.
EGYPT
—Hewlett-Packard Egypt Ltd.
FINLAND
—Hewlett-Packard OY
FRANCE
—Hewlett-Packard France SAS
GERMANY
—Hewlett-Packard GmbH
GREECE
—Hewlett-Packard Hellas EPE
GUATEMALA
—Hewlett-Packard Guatemala, Limitada
HONG KONG
—Hewlett-Packard HK SAR Ltd.
HUNGARY
—Hewlett-Packard Magyarország Kft.
INDIA
—Hewlett-Packard Globalsoft Limited
—Hewlett-Packard India Sales Private Limited
—MphasiS Limited
INDONESIA
—PT. Hewlett-Packard Indonesia

IRELAND
—Hewlett-Packard International Bank Public Limited Company
—Hewlett-Packard Ireland Limited
—Hewlett-Packard (Manufacturing) Ltd.
ISRAEL
—Hewlett-Packard Indigo Ltd.
ITALY
—Hewlett-Packard Italiana S.r.l.
JAPAN
—Hewlett-Packard Japan Ltd.
—HP Financial Services (Japan) K.K.
KOREA
—Hewlett-Packard Korea Ltd.
—HP Financial Services Company (Korea)
LATVIA
—Hewlett-Packard SIA
LITHUANIA
—UAB Hewlett-Packard
LUXEMBOURG
—Hewlett-Packard Luxembourg S.C.A.
MACAU
—Hewlett-Packard Macau Limited
MALAYSIA
—Hewlett-Packard (M) Sdn. Bhd.
MEXICO
—Hewlett-Packard Mexico S. de R.L. de C.V.
—Hewlett-Packard Operations Mexico, S. de R.L. de C.V.
MOROCCO
—Hewlett-Packard SARL
NETHERLANDS
—Hewlett-Packard Europe B.V.
—Hewlett-Packard Netherland B.V.
—Hewlett-Packard Caribe B.V.
—Hewlett-Packard Indigo B.V.
—Compaq Trademark B.V.

NEW ZEALAND
—Hewlett-Packard New Zealand
NIGERIA
—Hewlett-Packard (Nigeria) Limited
NORWAY
—Hewlett-Packard Norge A/S
PERU
—Hewlett-Packard Peru S.R.L.
PHILIPPINES
—Hewlett-Packard Philippines Corporation
POLAND
—Hewlett-Packard Polska Sp. Z.o.o.
PORTUGAL
—Hewlett-Packard Portugal Lda.
ROMANIA
—Hewlett-Packard (Romania) SRL
RUSSIA
—ZAO Hewlett-Packard AO
SERBIA
—Hewlett-Packard d.o.o.
SINGAPORE
—Hewlett-Packard Asia Pacific Pte. Ltd.
—Hewlett-Packard International Pte. Ltd.
—Hewlett-Packard Singapore (Private) Limited
—Hewlett-Packard Singapore (Sales) Pte. Ltd.
SLOVAKIA
—Hewlett-Packard Slovakia s.r.o.
SLOVENIA
—Hewlett-Packard d.o.o., druzba za tehnoloske restive
SOUTH AFRICA
—Hewlett-Packard South Africa (Proprietary) Limited
SPAIN
—Hewlett-Packard Espanola S.L.
SWEDEN
—Hewlett-Packard Sverige AB

SWITZERLAND
—Hewlett-Packard International Sàrl
—Hewlett-Packard (Schweiz) GmbH
TAIWAN
—Hewlett-Packard Taiwan Ltd.
THAILAND
—Hewlett-Packard (Thailand) Limited
TURKEY
—Hewlett-Packard Teknoloji Cozumleri Limited Sirketi
UNITED ARAB EMIRATES
—Hewlett-Packard Middle East FZ-LLC
UNITED KINGDOM
—Hewlett-Packard Limited
—Hewlett-Packard Manufacturing Ltd.
—EDS (Electronic Data Systems) Limited
UNITED STATES
—ArcSight, Inc.
—3Com International Inc.
—3Par Inc.
—Fortify International, Inc.
—Fortify Software, Inc.
—Hewlett-Packard Administrative Services LLC
—Hewlett-Packard Asia Pacific Services Corporation
—Hewlett-Packard Bermuda Enterprises, LLC
—Hewlett-Packard Brazil Holdings, LLC
—Hewlett-Packard Development Company, L.P.
—Hewlett-Packard Financial Services Company
—Hewlett-Packard Luxembourg Enterprises LLC
—Hewlett-Packard Products CV 1, LLC
—Hewlett-Packard Products CV 2, LLC
—Hewlett-Packard Software, LLC
—Hewlett-Packard State & Local Enterprise Services, Inc.
—Hewlett-Packard World Services Corporation
—Hewlett-Packard World Trade, LLC
—HP Financial Services International Holdings Company
—HPFS Global Holdings I, LLC

—Indigo America, Inc.
—Compaq Computer (Delaware) LLC
—Compaq Latin America Corporation
—Computer Insurance Company
—EDS World Corporation (Far East) LLC
—EDS World Corporation (Netherlands) LLC
—EYP Mission Critical Facilities, Inc.
—Mphasis Corporation
—NHIC, Corp.
—Palm, Inc.
—SafeGuard Services LLC
—Shoreline Investment Management Company
—Tall Tree Insurance Company
—Wendover Financial Services Corporation
—WTAF, LLC
VENEZUELA
—Hewlett-Packard Venezuela, S.R.L.
VIETNAM
—Hewlett-Packard Vietnam Ltd.

QuickLinks

  Exhibit 21